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                                                                    Exhibit 21.1



                        LIST OF REGISTRANT'S SUBSIDIARIES



Name                                  Jurisdiction of Organization      Percent owned
----                                  ----------------------------      -------------
Documentum International, Inc.        California                        100%
Documentum Software Europe Ltd.       United Kingdom                    100%
Relevance Technologies, Inc.          Delaware                          100%
Nihon Documentum K.K.                 Japan                             100%
Documentum GmbH                       Germany                           100%
Documentum F.S.C.                     Barbados                          100%
Documentum, PTE, Ltd.                 Singapore                         100%
Documentum Holdings, Ltd.             Barbados                          100%
Documentum Canada Holdings, Inc.      Delaware                          100%
Documentum Ireland Holdings, Ltd.     Ireland                           100%
Documentum SARL                       France                            100%
Documentum Canada Company             Nova Scotia                       100%